U.S. Gold Corp. Announces Technical Updates for the Keystone Project, Cortez Trend, Nevada

ELKO, NV, July 8, 2019 — U.S. Gold Corp. (NASDAQ: USAU), a gold exploration and development company, is pleased to announce that 2 new technical updates for the Keystone Project have been uploaded to our website.

Ken Coleman, U.S. Gold Corp.’s Keystone Project Geologist has recently completed an updated Keystone Technical Presentation. This analysis is a follow up to the previous December 2017 Keystone Technical Presentation. The report can be viewed at:

https://www.usgoldcorp.gold/Keystone-Technical-Update-2019

Ken Coleman commented, “A tremendous amount of work has been done by U.S. Gold Corp. over the last 3 years to advance the Keystone project to its current state. Keystone is a large, district scale project of 20 square miles and several areas of the project have never had any prior systematic, model driven exploration efforts. We are now at the point where we have specific discovery targets identified. These targets are the culmination of the all the work done over the last 3 years including mapping, geophysics, geochemistry, permitting and scout hole drilling. Our June 6, 2019 press release outlined our proposed 2019 Keystone drilling plans and this presentation expands upon the geological reasoning for these targets.”

In addition, U.S. Gold Corp. is pleased to announce it has received an updated report from Thomas Chapin. Tom has been U.S. Gold Corp.’s Senior Consulting Geologist and has worked diligently over the last 3 years mapping the entire Keystone district. Tom’s updated report “Keystone Mapping Report 2019” is available at:

https://www.usgoldcorp.gold/Thomas-Chapin-Keystone-Mapping-2019

About U.S. Gold Corp.

U.S. Gold Corp. is a publicly traded U.S.-focused gold exploration and development company. U.S. Gold Corp. has a portfolio of development and exploration properties. Copper King is located in Southeast Wyoming and has a Preliminary Economic Assessment (PEA) technical report, which was completed by Mine Development Associates.  Keystone is an exploration property on the Cortez Trend in Nevada.  For more information about U.S. Gold Corp., please visit www.usgoldcorp.gold.

Forward-looking and cautionary statements

Forward-looking statements in this press release and all other statements that are not historical facts are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including information contained in the Keystone technical update and the Keystone mapping report; management’s expectations for the Keystone project; the identification of specific discovery targets; anticipated results of current exploration programs and drilling plans; our analysis of mapping, geophysics, geochemistry, permitting and scout hole drilling; and the potential for future work programs. These statements involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks arising from: availability of capital, changes in the price of gold and mining industry cost inputs, environmental and regulatory risks, risks faced by junior companies generally engaged in exploration activities, and other factors described in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the Securities and Exchange Commission, which can be reviewed at www.sec.gov. Information contained in U.S. Gold’s technical updates are not compliant with the United States Securities and Exchange Commission Industry Guide 7 under the United States Securities Act of 1933, as amended. We make no representation or warranty that the information contained herein is complete and accurate, and we have no duty to correct or update any information contained herein.

INVESTOR CONTACT:

U.S. Gold Corp. Investor Relations:
+1-800-557-4550
ir@usgoldcorp.gold
www.usgoldcorp.gold